ACCOUNT PLEDGE AGREEMENT

THIS PLEDGE SECURITY AGREEMENT, dated as of December 2, 2008 (the “Agreement”), is made by HAUPPAUGE COMPUTER WORKS, INC., a Delaware corporation (“Pledgor”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Bank”).

RECITALS

A.           The Bank has made a $700,000 uncommitted secured line of credit available to the Pledgor on the terms and conditions described in the Line Letter and the Note, pursuant to which the Pledgor may request the issuance of letters of credit and may receive other financial accommodations from the Bank and, in connection therewith, may incur Liabilities (as hereinafter defined).

B.           To induce the Bank to continue to extend credit to the Pledgor on and after the date hereof as provided in the Line Letter and the Note, Pledgor desires to grant the Bank security and assurance to secure the payment and performance by the Pledgor of the Liabilities and, to that effect, to grant, pledge and assign to the Bank all of its right, title and interest in the Collateral (as defined below).

1.           Definitions.

“Account” means that account listed on Exhibit A.

“Account Assets” means Deposits and any other assets held from time to time in the Account (all of which shall be considered “financial assets” under the UCC).

“Collateral” means: (i) the Account Assets; (ii) all additions to, and proceeds, renewals, investments and reinvestments of, the foregoing, whether or not listed on Exhibit A; and (iii) all certificates, receipts and other instruments (including any certificates of deposit) evidencing any of the foregoing.

“Deposits” means the deposits of the Pledgor with the Bank.

“Event of Default” shall have the meaning assigned to such term in the Note.

“Liabilities” shall have the meaning given to such term in the Note.

“Line Letter” shall mean the Line Letter, dated as March 31, 2008, by the Bank in favor of the Pledgor, as same has been and may be further amended, restated, extended, supplemented or modified, from time to time.

“Note” shall mean the Fourth Amended and Restated Promissory Note, in the original principal amount of $700,000, dated as of date hereof, issued by the Pledgor in favor of the Bank, as same may be amended, restated, modified or otherwise supplemented from time to time.

“UCC” means the Uniform Commercial Code in effect, from time to time, in the State of New York.  Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

2.           Grant of Security Interest.

As security for the payment of all the Liabilities, the Pledgor hereby pledges, transfers and assigns to the Bank, and grants to the Bank a security interest in, and right of set off against, the Collateral.  Notwithstanding anything to the contrary herein, the security interest of the Bank in the Collateral, at any time, shall not exceed the amount of the Liabilities, at such time.

3.           Agreements of the Pledgor and Rights of the Bank.

The Pledgor agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the Pledgor, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

(a)           Deposits: The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; and (iv) in all respects, deal with the Deposits as the owner; provided that, as to (ii), (iii) and (iv) above, until the occurrence of an Event of Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement.

(b)           General:   The Bank may, in its name, or in the name of the Pledgor:  (i) file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; and (ii) make any notification or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the Pledgor to any item of the Collateral.  Further, following the occurrence of an Event of Default, the Bank may, in its name, or in the name of the Pledgor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so).

The Pledgor agrees that it will not (i) file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement  with respect to the Collateral in which the Bank is not named as the sole secured party, or (ii) sell, assign, or otherwise dispose of, or pledge, or otherwise encumber the Collateral.  At the request of the Bank, the Pledgor agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations.  Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the Pledgor’s rights in any item of the Collateral.  The Pledgor releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto.

4.           Value of the Collateral.

The Pledgor agrees that at all times the aggregate value of Collateral held pursuant to this Agreement shall not be less than $700,000.

5.           Representations and Warranties.

The Pledgor represents and warrants to the Bank that the Pledgor is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement.

6.           Event of Default.

Upon the occurrence and during the continuance of an Event of Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the Pledgor’s basis or holding period for any Collateral.

Upon the occurrence and during the continuance of an Event of Default, the Bank may transfer the Collateral into the name of the Bank or its nominee, and proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof or may assign or otherwise dispose of and deliver the Collateral, or any part thereof, as the Bank in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held, in any reasonable manner permissible under the UCC (except that, to the extent required under the UCC, the Bank shall provide the Pledgor ten (10) days prior notice of any such sale).

The Bank may also, in its sole discretion: apply any portion of the Collateral, first, to all costs and expenses of the Bank (including, without limitation, the reasonable legal fees and expenses of legal counsel), second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the Pledgor.

The Pledgor will pay to the Bank all expenses (including reasonable attorneys’ fees and legal expenses incurred by the Bank) in connection with the exercise of any of the Bank’s rights or obligations under this Agreement or the Note.  Upon the occurrence and during the continuance of an Event of Default, the Pledgor will take any action requested by the Bank to allow it to dispose of the Collateral.  Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the Pledgor will remain liable for the payment in full of any unpaid  balance of the Obligations.

7.           Governing Law; Jurisdiction.

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.  THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY, COUNTY OF NASSAU, OR COUNTY OF SUFFOLK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.  THE PLEDGOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK MAY BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.  THE PLEDGOR HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN EITHER OF SAID COURTS BY MAILING THEREOF BY THE BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF, OR AT THE PLEDGOR’S MOST RECENT MAILING ADDRESS AS SET FORTH IN THE RECORDS OF THE BANK.

The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum.  Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction.

8.           Waiver of Jury Trial.

THE PLEDGOR AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

9.           Notices.

All notices, statements, requests and demands given to or made upon the Bank or Pledgor in accordance with the provisions of this Agreement shall be deemed to have been given or made (a) if mailed, four (4) Business Days after such writing shall have been deposited in the mail, postage pre-paid, or (b) if sent by overnight courier, one (1) Business Day after such writing shall have been deposited with the overnight courier, charges prepaid, addressed as follows:

If to Pledgor:         Hauppauge Computer Works, Inc.
91 Cabot Court
Hauppauge, NY 11788
Attn:  Gerald Tucciarone, Chief Financial Officer

If to the Bank:       JPMorgan Chase Bank, N.A.
395 North Service Road
Melville, New York 11747
Attn:  Relationship Manager – Hauppauge Computer Works, Inc.

10.           Miscellaneous.

               (a)            This Agreement shall be binding on the Pledgor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Pledgor may not delegate any of its obligations hereunder without the prior written consent of the Bank.

(b)           No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor will be effective unless it is in writing and signed by the Pledgor and the Bank and will be effective only in that specific instance and for that specific purpose.  No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.

(c)           The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the Pledgor.

(d)           The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.

(e)           The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Obligations or the Collateral and any other notices and demands, whether or not relating to those instruments.

(f)           This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Pledgor has signed this Agreement as of this 2nd day of December, 2008.

PLEDGOR:

HAUPPAUGE COMPUTER WORKS, INC.

Date	By:	/s/ Gerald Tucciarone
Name: Gerald Tucciarone
Title: Chief Financial Officer

ACCEPTED:

JPMORGAN CHASE BANK, N.A.

By:_____________________________
Name:  Carolyn B. Lattanzi
Title:    Vice President

EXHIBIT A

DESCRIPTION OF THE COLLATERAL

The following account and any successor account thereto and all assets held or to be held therein:

Bank Name:                           JPMorgan Chase Bank, N.A.
395 North Service Road, Suite 302
Melville, New York 11747

Account Name:                    Hauppauge Computer Works, Inc.

Account #:                            __________________– Certificate of Deposit

2105584.1